Exhibit 99.1

Biote Reports First Quarter 2023 Financial Results

New Initiative Targets Long-term Growth Opportunity in Men’s Health

Company Launches Warrant Exchange Offer and Consent Solicitation

Maintains 2023 Financial Guidance

IRVING, TX – May 9, 2023—Biote (NASDAQ: BTMD), a leading solutions provider in preventive health care through the delivery of personalized hormone therapy, today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights, year-over-year:

•	Revenue of $44.8 million, a 20.7% increase

•	Gross profit margin of 69.1%, a 220-basis point increase

•	Net loss of $(21.4) million and GAAP loss per share of $(0.39), primarily reflecting the impact of transaction-related items

•	Adjusted EBITDA of $13.1 million, a 12.4% increase[1]

•	Operating cash flow of $13.0 million

“Biote generated solid financial performance in the first quarter of 2023, driven by an approximately 21% increase in revenue, as we continued to effectively serve patients who wish to age healthfully and feel their best,” said Terry Weber, Biote Chief Executive Officer. “Overall, our first quarter results underscore the continued strong profitability of our capital-light business model that is designed to enhance patient health outcomes and deliver economic value for practitioners.

“During the quarter, we launched a new initiative to accelerate our expansion into the large and growing men’s health market. Approximately 20 million men over age 45 suffer from low testosterone, yet only a small percentage currently receive treatment for this condition. To better address this significant unmet medical need, we are strengthening our focus on serving men’s healthcare practitioners throughout the United States. This strategic initiative aligns with our enduring mission to be the leading provider of hormone replacement education, resources and support.”

[1]

Please see the “Reconciliations of Adjusted EBITDA” table below for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income, and additional information about Adjusted EBITDA.

Ms. Weber continued, “Consistent with our efforts to enhance shareholder value, we remain committed to improving our capital structure. To this end, we are announcing today a warrant exchange offer and consent solicitation, aimed at reducing the potential dilutive impact of outstanding warrants.”

2023 First Quarter Financial Review

Revenue for the first quarter of 2023 was $44.8 million, an increase of 20.7% from $37.1 million for the first quarter of 2022. The increase was driven by procedure revenue growth of 13.8% and dietary supplement revenue growth of 46.0%.

Gross profit margin for the first quarter of 2023 was 69.1% compared to 66.9% for the first quarter of 2022. The increase in gross profit margin reflected effective cost management.

Operating income for the first quarter of 2023 was $7.9 million, a decrease of 19.3% from $9.8 million in the first quarter of 2022. The decrease in operating income was due to higher SG&A expense, which included $2.2 million in stock compensation expense and other non-recurring expenses of $2.5 million, as well as higher marketing and selling expenses to support strategic expansion in new geographic markets.

Net loss for the first quarter of 2023 was $(21.4) million, or $(0.39) per share, compared to net income of $9.4 million for the first quarter of 2022. Net income decreased as the result of lower operating income, increased interest expense and a net change in the fair value adjustments to warrant and earnout liabilities of $27.0 million in the first quarter.

Adjusted EBITDA for the first quarter of 2023 was $13.1 million compared to $11.7 million for the first quarter of 2022. The 12.4% increase in Adjusted EBITDA was driven by the growth in revenue and improved gross profit, partially offset by increased operating expenses to support our growth and geographic expansion.2

Warrant Exchange Offer

Today, the company launched an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants to acquire shares of Class A Common Stock (the “Warrants”). Pursuant to the offering, each warrant holder whose Warrants are exchanged will receive 0.23 shares of our Class A Common Stock for each warrant. Parties representing approximately 19.4% of the publicly traded Warrants and approximately 59.3% of the privately held Warrants have agreed to tender their Warrants in the Offer.

The Offer and Consent Solicitation are being made pursuant to a registration statement on Form S-4 (the “Prospectus/Offer to Exchange”), dated May 9, 2023, and Schedule TO, dated May 9, 2023 (the “Schedule TO”), each of which have been filed with the U.S. Securities and Exchange Commission (the “SEC”) and more fully set forth the terms and conditions of the Offer and Consent Solicitation.

[2]

Please see the “Reconciliations of Adjusted EBITDA” table below for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net income, and additional information about Adjusted EBITDA.

The Company has engaged Roth Capital Partners, LLC as financial advisor for the Offer and Consent Solicitation. Any questions or requests for assistance concerning the Offer and Consent Solicitation may be directed to Roth Capital Partners, LLC at the following email address: rothecm@roth.com. D.F. King & Co., Inc. has been appointed as the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company has been appointed as the Exchange Agent. Requests for documents should be directed to D.F. King & Co., Inc. at (877) 732-3614 or via the following email address: btmd@dfking.com.

2023 Financial Outlook

“We are maintaining our 2023 guidance as Biote remains on track for continued growth in revenue and Adjusted EBITDA. Our financial forecast assumes stronger revenue growth and Adjusted EBITDA performance in the second half of this year as compared to the first half, as we begin to benefit from the contributions of sales personnel added at the end of 2022. We continue to invest to strengthen our infrastructure and capabilities while further expanding our sales team,” concluded Ms. Weber.

($ in millions)	2023 Guidance Range
Revenue	$190-$200
Adjusted EBITDA	$56-$60

Conference Call:

Terry Weber, Chief Executive Officer, and the Company’s management will host a conference call to review these results and provide a business update beginning at 8:30 a.m. ET on Wednesday, May 10, 2023. To access the conference call by telephone, please dial (844) 481-2820 (U.S toll-free) or (412) 317-0679 (International). To access a live webcast of the call, interested parties may use the following link: Biote Q1 2023 Earnings Webcast. A replay of the webcast will be available on the Events page of the Biote Investor Relations website, at ir.biote.com, shortly after the event concludes.

Discussion of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Biote has disclosed Adjusted EBITDA, a non-GAAP financial measure that it calculates as net income before interest, taxes and depreciation and amortization, further adjusted to exclude stock-based compensation, transaction-related expenses, fair value adjustments to certain equity instruments classified as liabilities and other non-operating costs. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to Adjusted EBITDA.

We present Adjusted EBITDA because it is a key measure used by our management to evaluate our operating performance, generate future operating plans and determine payments under compensation programs. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements of our assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us.

In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgment by Biote’s management about which expenses are excluded or included. A reconciliation is provided in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Important Additional Information Has Been Filed with the SEC

The Offer described in this press release commenced on May 9, 2023. On May 9, 2023, the Prospectus/Offer to Exchange and the Schedule TO, including an offer to exchange, a letter of transmittal and related documents, were filed with the SEC by the Company. The offer to exchange the outstanding Warrants will only be made pursuant to the Prospectus/Offer to Exchange and Schedule TO, including related documents filed as a part of the exchange offer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/OFFER TO EXCHANGE AND SCHEDULE TO FILED OR TO BE FILED WITH THE SEC CAREFULLY, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE EXCHANGE OFFER, INCLUDING THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to D.F. King & Co., Inc. at (877) 732-3614 or via the following email address: btmd@dfking.com. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “Investor Relations” section of Biote’s website at ir.biote.com.

No Offer or Solicitation

This press release shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement on Form S-4 relating to the securities to be issued in the Offer has been filed with the SEC but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Offer and Consent Solicitation are being made only through the Schedule TO and Prospectus / Offer to Exchange, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Prospectus / Offer to Exchange.

None of the Company, any of its management or its board of directors, or the Information Agent, the Exchange Agent or Roth makes any recommendation as to whether or not holders of Warrants should tender Warrants for exchange in the Offer or provide their consent pursuant to the Consent Solicitation.

About Biote

Biote is transforming healthy aging through innovative, personalized hormone optimization therapies delivered by Biote-certified medical providers. Biote trains practitioners how to identify and treat early indicators of hormone-related aging conditions, an underserved $7 billion global market, providing affordable symptom relief for patients and driving clinic success for practitioners.

Forward-Looking Statements

Except for historical information contained herein, this press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; our limited operating history; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including recent bank failures; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Biote’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Financial Tables

Biote Corp.

Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$87,608	$79,231
Accounts receivable, net	7,646	6,948
Inventory, net	9,623	11,183
Other current assets	2,579	3,816

Total current assets	107,456	101,178
Property and equipment, net	1,307	1,504
Capitalized software, net	5,206	5,073
Operating lease right-of-use assets	1,983	2,052
Deferred tax asset	3,183	1,838

Total assets	$119,135	$111,645

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,063	$4,112
Accrued expenses	6,252	6,274
Term loan, current	6,250	6,250
Deferred revenue, current	2,078	1,965
Operating lease liabilities, current	217	165

Total current liabilities	19,860	18,766
Term loan, net of current portion	110,719	112,086
Deferred revenue, net of current portion	1,018	926
Operating lease liabilities, net of current portion	1,855	1,927
TRA liability	6,250	—
Warrant liability	5,722	4,104
Earnout liability	57,520	32,110

Total liabilities	202,944	169,919
Commitments and contingencies (See Note 18)
Stockholders’ Deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued or outstanding as of March 31, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value, 600,000,000 shares authorized; 20,102,402 and 11,242,887 shares issued, 18,514,902 and 9,655,387 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	2	1
Class B common stock, $0.0001 par value, 8,000,000 shares authorized; no shares issued or outstanding as of March 31, 2023 and December 31, 2022	—	—
Class V voting stock, $0.0001 par value, 100,000,000 shares authorized; 50,612,566 and 58,565,824 shares issued, 40,612,566 and 48,565,824 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	4	5
Additional paid-in capital	—	—
Accumulated deficit	(48,532)	(44,460)
Accumulated other comprehensive loss	(12)	(5)

biote Corp.’s stockholders’ deficit	(48,538)	(44,459)
Noncontrolling interest	(35,271)	(13,815)

Total stockholders’ deficit	(83,809)	(58,274)

Total liabilities and stockholders’ deficit	$119,135	$111,645

Biote Corp.

Consolidated Statements of Operations

(In Thousands, except per share values)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Product revenue	$44,155	$36,758
Service revenue	688	385

Total revenue	44,843	37,143
Cost of revenue (excluding depreciation and amortization included in selling, general and administrative, below)
Cost of products	13,027	11,657
Cost of services	850	620

Cost of revenue	13,877	12,277
Selling, general and administrative	23,085	15,103

Income from operations	7,881	9,763
Other income (expense), net:
Interest expense	(2,426)	(359)
Loss from change in fair value of warrant liability	(1,618)	—
Loss from change in fair value of earnout liability	(25,410)	—
Other income	773	10

Total other expense, net	(28,681)	(349)

Income (loss) before provision for income taxes	(20,800)	9,414
Income tax expense	630	64

Net income (loss)	(21,430)	9,350
Less: Net loss attributable to noncontrolling interest	(14,625)

Net loss attributable to biote Corp. stockholders	(6,805)

Other comprehensive income:
Foreign currency translation adjustments	—	6

Other comprehensive income	—	6

Comprehensive income (loss)	$(21,430)	$9,356

Net loss per common share
Basic	$(0.39)
Diluted	$(0.39)
Weighted average common shares outstanding
Basic	17,585,045
Diluted	17,585,045

Biote Corp.

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net income (loss)	$(21,430)	$9,350
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	538	502
Bad debt expense	30	30
Amortization of debt issuance costs	195	55
Provision for obsolete inventory	—	60
Non-cash lease expense	69	58
Shares issued in settlement of litigation	1,199	—
Share-based compensation expense	2,170	—
Loss from change in fair value of warrant liability	1,618	—
Loss from change in fair value of earnout liability	25,410	—
Deferred income taxes	103	—
Changes in operating assets and liabilities:
Accounts receivable	(728)	(1,344)
Inventory	1,560	377
Other current assets	1,238	(1,445)
Accounts payable	857	2,089
Deferred revenue	205	145
Accrued expenses	(22)	(2,847)
Operating lease liabilities	(20)	(61)

Net cash provided by operating activities	12,992	6,969
Investing Activities
Purchases of property and equipment	(62)	(262)
Purchases of capitalized software	(318)	(220)

Net cash used in investing activities	(380)	(482)
Financing Activities
Principal repayments on term loan	(1,562)	(1,250)
Proceeds from exercise of stock options	420	—
Distributions	(3,093)	(2,735)
Capitalized transaction costs	—	(1,577)

Net cash used in financing activities	(4,235)	(5,562)
Effect of exchange rate changes on cash and cash equivalents	—	13

Net increase in cash and cash equivalents	8,377	938
Cash and cash equivalents at beginning of period	79,231	26,766

Cash and cash equivalents at end of period	$87,608	$27,704

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$2,230	$304
Cash paid for income taxes	2,232	1
Non-cash investing and financing activities
Capital expenditures and capitalized software included in accounts payable	$94	$271

Biote Corp.

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss)	$(21,430)	$9,350
Interest expense	2,426	359
Income tax expense	630	64
Depreciation and amortization	538	502
Loss from extinguishment of debt	—	—
Other non-operating items	(773)	(10)
Share-based compensation expense	`2,170	—
Transaction-related expenses	—	708
Litigation and other	2,518	691
Loss from change in fair value of warrant liability	1,618	—
Loss from change in fair value of earnout liability	25,410	—

Adjusted EBITDA	$13,107	$11,664

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

Press@biote.com